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                                                                   Exhibit 10.12


                      FORM OF LEASE AND SECURITY AGREEMENT

                                 BY AND BETWEEN


                       ___________________________________
                             ______________________

                                  AS "LANDLORD"


                                       AND


                       __________________________________
                      ____________________________________

                                   AS "TENANT"




                              DATED _______________






                             _______________________

                              ____________________

                                      ____




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                                TABLE OF CONTENTS


                                                                           Page

1.     Term..................................................................
       1.1      Term.........................................................
       1.2      Renewal Terms................................................

2.     Rent..................................................................
       2.1      Initial Term Minimum Rent....................................
       2.2      Initial Term Additional Rent.................................
       2.3      Renewal Term Minimum Rent....................................
       2.4      Renewal Term Additional Rent.................................
       2.5      Rent Cap and Floor...........................................
       2.6      Proration for Partial Periods................................
       2.7      Forms for Additional Rent and Annual Rent Limits.............
       2.8      Absolute Net Lease...........................................

3.     Taxes, Assessments and Other Charges..................................
       3.1      Tenant's Obligations.........................................
       3.2      Proration...................................................
       3.3      Right to Protest............................................
       3.4      Tax Indemnity...............................................
       3.5      Tax Bills...................................................
       3.6      Other Charges...............................................

4.     Insurance............................................................
       4.1      General Insurance Requirements..............................
       4.2      Fire and Extended Coverage..................................
       4.3      Public Liability............................................
       4.4      Professional Liability Insurance............................
       4.5      Workers Compensation........................................
       4.6      Boiler Insurance............................................
       4.7      Business Interruption Insurance.............................
       4.8      Deductible Amounts..........................................

5.     Use, Maintenance and Alteration of the Premises......................
       5.1      Tenant's Maintenance Obligations............................
       5.2      Regulatory Compliance.......................................
       5.3      Permitted Use...............................................
       5.4      Tenant Repurchase Obligation................................
       5.5      No Liens; Permitted Contests................................
       5.6      Alterations by Tenant.......................................

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       5.7      Capital Improvements Funded by Landlord.....................
       5.8      Compliance With IRS Guidelines..............................

6.     Condition of, and Title to, Premises.................................

7.     Landlord and Tenant Personal Property................................
       7.1      Tenant Personal Property....................................
       7.2      Landlord's Security Interest................................
       7.3      Financing Statements........................................
       7.4      Intangible Property.........................................

8.     Representations and Warranties.......................................
       8.1      Due Authorization and Execution.............................
       8.2      Due Organization............................................
       8.3      No Breach of Other Agreements...............................

9.     Financial, Management and Regulatory Reports.........................
       9.1      Monthly Facility Reports....................................
       9.2      Quarterly Financial Statements..............................
       9.3      Annual Financial Statement..................................
       9.4      Accounting Principles.......................................
       9.5      Regulatory Reports..........................................

10.    Events of Default and Landlord's Remedies............................
       10.1     Events of Default...........................................
       10.2     Remedies....................................................
       10.3     Receivership................................................
       10.4     Late Charges................................................
       10.5     Remedies Cumulative; No Waiver..............................
       10.6     Performance of Tenant's Obligations by Landlord.............

11.    Security Deposit.....................................................

12.    Damage by Fire or Other Casualty.....................................
       12.1     Reconstruction Using Insurance..............................
       12.2     Surplus Proceeds............................................
       12.3     No Rent Abatement...........................................

13.    Condemnation.........................................................
       13.1     Complete Taking.............................................
       13.2     Partial Taking..............................................
       13.3     Lease Remains in Effect.....................................

14.    Provisions on Termination of Term....................................
       14.1     Surrender of Possession.....................................
       14.2     Removal of Personal Property................................
       14.3     Title to Personal Property Not Removed......................


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       14.4     Management of Premises......................................
       14.5     Correction of Deficiencies..................................

15.    Notices and Demands..................................................

16.    Right of Entry; Examination of Records...............................

17.    Landlord May Grant Liens.............................................

18.    Subordination and Non-Disturbance. ..................................

19.    Quiet Enjoyment......................................................

20.    Easements, Etc.......................................................

21.    Applicable Law.......................................................

22.    Preservation of Gross Revenues.......................................

23.    Hazardous Materials..................................................
       23.1     Hazardous Material Covenants................................
       23.2     Tenant Notices to Landlord..................................
       23.3     Extension of Term...........................................
       23.4     Participation in Hazardous Materials Claims.................
       23.5     Environmental Activities....................................
       23.6     Hazardous Materials.........................................
       23.7     Hazardous Materials Claims..................................
       23.8     Hazardous Materials Laws....................................

24.    Assignment and Subletting............................................

25.    Indemnification......................................................

26.    Holding Over.........................................................

27.    Estoppel Certificates................................................

28.    Conveyance by Landlord...............................................

29.    Access to Records....................................................

30.    Waiver of Jury Trial.................................................

31.    Attorneys' Fees......................................................

32.    Severability.........................................................


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33.    Counterparts.........................................................

34.    Binding Effect.......................................................

35.    Waiver and Subrogation...............................................

36.    Memorandum of Lease..................................................

37.    Incorporation of Recitals and Attachments............................

38.    Titles and Headings..................................................

39.    Usury Savings Clause.................................................

40.    Joint and Several....................................................

41.    Survival of Representations, Warranties and Covenants................

42.    Interpretation.......................................................


   EXHIBITS:

   EXHIBIT A       LEGAL DESCRIPTION
   EXHIBIT B       APPRAISAL PROCESS
   EXHIBIT C       CALCULATION OF ADDITIONAL RENT
   EXHIBIT D       PERMITTED EXCEPTIONS
   EXHIBIT E       CALCULATION OF RENT CAP AND FLOOR



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                          LEASE AND SECURITY AGREEMENT


         THIS LEASE AND SECURITY AGREEMENT ("LEASE") is made and entered into as of the ____ day of _____, 1998, by and between ______________________________ ,
("LANDLORD"), and _______________________________________, a Delaware limited liability company ("TENANT").

                              W I T N E S S E T H:

        WHEREAS, Landlord has acquired that certain real property, all improvements thereon and all appurtenances thereto, located along _____________ ____________________________________, and more specifically described in EXHIBIT "A" attached hereto (the "REAL PROPERTY"), pursuant to the terms and provisions of that certain __________________ (the "PURCHASE AGREEMENT") dated ___________, ____, by and between BALANCED CARE CORPORATION, a Delaware corporation ("BCC"), as buyer, and ___________________________________________ ("SELLER"), as seller, and pursuant to the terms and provisions of that certain Assignment of Purchase Agreement of even date herewith, by and between Guarantor and Landlord, pursuant to which Landlord acquired all of Guarantor's rights under the Purchase Agreement. The Real Property, together with all subsequent improvements and appurtenances thereto, and all Landlord Personal Property (defined below) shall be collectively referred to in this Lease as the "PREMISES"; and

        WHEREAS, ELDER CARE OPERATORS, LLC, a Delaware limited liability company ("GUARANTOR") has agreed to guaranty Tenant's obligation under this Lease pursuant to the terms and provisions of that certain Lease Guaranty of even date herewith by and between Guarantor and Landlord; and

        WHEREAS, BCC has agreed to provide working capital advances to Tenant in the event Tenant would otherwise be unable to meet Tenant's obligations under this Lease or otherwise, pursuant to the terms and provisions of (i) that certain Shortfall Funding Agreement ("SHORTFALL FUNDING AGREEMENT") of even date herewith, by and between Tenant, BCC and all equity owners of Tenant, (ii) that certain Open End Leasehold Mortgage and Security Agreement ("LEASEHOLD MORTGAGE") of even date herewith, by and between Tenant and BCC, (iii) that certain Deposit Pledge Agreement ("DEPOSIT PLEDGE AGREEMENT") of even date herewith, by and between Tenant, Landlord, BCC and all equity owners of Tenant,
(iv) that certain Option Agreement ("OPTION AGREEMENT") of even date herewith, by and between the equity owners of Tenant and BCC, (v) that certain Equity Pledge Agreement of even date herewith, by and between Tenant, BCC and all equity owners of Tenant, and (vi) that certain Working Capital Assurance Agreement ("WORKING CAPITAL ASSURANCE AGREEMENT") of even date herewith, by and between BCC and Landlord; and

        WHEREAS, Landlord has agreed to provide funds for the construction of a personal care home/assisted living facility (such type of facility being hereinafter individually referred to as a "FACILITY" and severally referred to as "FACILITIES"), pursuant to the terms and provisions of that certain Development Agreement of even date herewith entered into by and between Landlord and


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BCC DEVELOPMENT AND MANAGEMENT CO. ("DEVELOPER"), a Delaware corporation, all of the issued and outstanding capital stock of Developer being owned by BCC. The Facility to be built on the Premises pursuant to the development agreement shall be deemed part of the Premises for all purposes of this Lease, together with any furniture, machinery, equipment, appliances, fixtures, supplies and other personal property used in connection therewith and funded by Landlord (the "LANDLORD PERSONAL PROPERTY"); and

        WHEREAS, Tenant and ___________________________., a Delaware corporation (the "MANAGER") have entered into a Management Agreement dated on or about the date of this Lease (the "MANAGEMENT AGREEMENT") for the operation and management of the applicable Facility; and

        WHEREAS, Landlord, Guarantor, BCC and Developer have agreed to enter into other transactions involving the acquisition, lease, and/or development of other tracts or parcels of real property (the "OTHER PROPERTIES") pursuant to the terms and provisions of that certain First Series Master Investment Agreement ("MASTER AGREEMENT") of even date herewith, and Tenant has agreed to be bound by the Master Agreement pursuant to the terms and provisions of that certain Tenant Estoppel Certificate of even date herewith. Any leases of such Other Properties entered into by and between Landlord, Guarantor, BCC or their respective Affiliates (defined below) shall be hereinafter collectively referred to as the "OTHER LEASES"; and

        WHEREAS, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord.

        NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and intending to be legally bound hereby, Landlord hereby leases and lets unto Tenant the Premises for the term and upon the conditions and provisions hereinafter set forth.

        1.     TERM.

               1.1 TERM. The term of this Lease shall commence on ________, 1998 and shall end on March 31, 2009 (the "INITIAL TERM") unless extended pursuant to Section 1.2 or earlier terminated in accordance with the provisions hereof. The Initial Term and all Renewal Terms (as hereinafter defined) are referred to collectively as the "TERM".

               1.2 RENEWAL TERMS. The Renewal Terms. The Term may be extended for three (3) separate renewal terms (each, a "RENEWAL TERM") of six (6) years each, upon the satisfaction of all of the following terms and conditions:

                      1.2.1 Not more than thirty (30) days before or after the date which is twelve (12) months prior to the end of the then current Term, Tenant shall give Landlord written notice that Tenant desires to exercise its right to extend the then current Term for one (1) Renewal Term.

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                       1.2.2   There shall be no Event of Default under this
               Lease or any of the Other Leases, either on the date of Tenant's notice to Landlord pursuant to Section 1.2.1 above, or on the last day of the then current Term of this Lease.

                       1.2.3 The tenants of all the Other Leases concurrently exercise their respective rights to extend the then current term of such Other Leases, and the terms and conditions of renewal of such Other Leases are fully satisfied, all as provided in the Master Agreement and such Other Leases.

                       1.2.4 All other provisions of this Lease shall remain in full force and effect and shall continuously apply throughout the Renewal Term(s).

        2. RENT. During the Initial Term and all Renewal Terms Tenant shall pay to Landlord minimum rent ("MINIMUM RENT") and additional rent ("ADDITIONAL RENT") as follows:

               2.1 INITIAL TERM MINIMUM RENT. During the Initial Term, the Minimum Rent shall accrue or be paid to Landlord by Tenant monthly in advance and shall be calculated as follows:

                   2.1.1 CONSTRUCTION PERIOD MINIMUM RENT. During the Initial Term, but prior to the earliest to occur of (A) Substantial Completion, or (B) the Completion Date (both as defined in the Development Agreement) (such earliest date being hereinafter in this Lease referred to as the "RESET DATE"), Minimum Rent shall be calculated as follows:

                          (i) Landlord shall determine in good faith based on recognized industry sources the London Interbank Offering Rate for 30 day advances (the "LIBOR Rate") in effect on the first business day of each calendar month before the Reset Date occurs;

                          (ii) During each calendar month in the Initial Term
               until the Reset Date occurs, Minimum Rent (referred to herein as the "CONSTRUCTION PERIOD MINIMUM RENT") shall accrue but shall not be paid:

                          (A) on the total outstanding from time to time of (x)
                   $__________________________________________________________
                   (hereinafter referred to as the "LAND COST") plus (y) all advances made under the Development Agreement with respect to Work (as defined in the Development Agreement) plus (z) all previously accrued but unpaid Construction Period Minimum Rent;

                          (B) at a rate equal to one twelfth (1/12) of the sum
                   of (x) the LIBOR Rate in affect for the applicable month, plus (y) one hundred fifty (150) basis points;

                          (iii) The accrual of Construction Period Minimum
               Rent calculated under this Section 2.1.1 with respect to advances made other than on the first day of a



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               calendar month shall be prorated in the month in which advances are made on the basis of a thirty (30) day month and actual days elapsed;

                       2.1.2 POST-CONSTRUCTION MINIMUM RENT. On the Reset Date, the monthly Minimum Rent with respect to the total of (A) the Land Cost plus (B) all advances under the Development Agreement for Work plus (C) all accrued but unpaid Construction Period Minimum Rent shall be reset at an amount equal to one-twelfth (1/12) of the product of (I) the total of the Land Cost plus such advances made for Work plus accrued but unpaid Construction Period Minimum Rent, times (II) three hundred thirty
               (330) basis points over the twenty (20) day average 10 year United States Treasury rate in effect on the Reset Date (the "INITIAL TERM POST-CONSTRUCTION MINIMUM RENT").

                       2.1.3   DEFERRAL PERIOD.

                              (i) The Initial Term Post-Construction Minimum Rent shall accrue but not be paid until one hundred twenty (120) days after the Reset Date. The total amount which accrues during such one hundred twenty (120) day period is referred to herein as the "BASE DEFERRED RENT" and such one hundred twenty (120) day period is referred to as the "DEFERRAL PERIOD". With respect to the Deferral Period, Tenant hereby agrees to pay additional deferred rent in an amount equal to six percent (6%) of the Base Deferred Rent (hereinafter referred to as the "ADDITIONAL DEFERRED RENT"). The sum of the Base Deferred Rent plus the Additional Deferred Rent is referred to herein as the "DEFERRED RENT AMOUNT";

                              (ii) Commencing with the Payment Commencement Date (as such term is defined in the next sentence) and on the first business day of each calendar month thereafter during the Initial Term, the Minimum Rent payable during the Initial Term shall include the Initial Term Post-Construction Minimum Rent and the Amortizing Payment (as defined below). As used herein, the "PAYMENT COMMENCEMENT DATE" shall mean the first business day of the calendar month immediately following the expiration of the Deferral Period. If the Reset Date falls on other than the first business day of a calendar month, on the Payment Commencement Date, Tenant shall also pay a prorated amount of Initial Term Post-Construction Minimum Rent for the period from the end of the Deferral Period to the Payment Commencement Date, based on a thirty (30) day month and actual days elapsed;

                              (iii) Commencing on the Payment Commencement Date
               and monthly thereafter during the Initial Term, the Minimum Rent payable by Tenant shall include an amount (the "AMORTIZING PAYMENT") equal to (A) the Deferred Rent Amount, divided by (B) the number of calendar months remaining after the end of the Deferral Period through the end of the Initial Term;

                              (iv)  Therefore, during the Initial Term but
               before the end of the Deferral Period, although the Deferred Rent Amount shall accrue and be payable over



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               the balance of the Initial Term, there shall be no monthly
               Minimum Rent payable by Tenant; and

                              (v) After the end of the Deferral Period and continuing for the remainder of the Initial Term, monthly Minimum Rent payable by Tenant consists of (A) the Initial Term Post-Construction Minimum Rent plus (B) the Amortizing Payment.

               2.2     INITIAL TERM ADDITIONAL RENT.

                       2.2.1 During the second Lease Year of the Initial Term, Tenant agrees to pay Additional Rent to Landlord on a monthly basis in advance on the first business day of each calendar month. Such Additional Rent (which shall be expressed as an annual amount but shall be payable in equal monthly installments) shall be equal to the total Minimum Rent payable by Tenant with respect to the first Lease Year times the percentage increase (the "CPI INCREASE") in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup "All Items" (1982-1984=100) (the "CPI"). In no event shall a CPI Increase calculated under this Lease be a negative number. For purposes of this Section 2.2.1, the CPI Increase shall be calculated by comparing the CPI in effect on January 1, 1998 to the CPI in effect on January 1, 1999.

                       2.2.2 Commencing with the third Lease Year and continuing thereafter during the Initial Term, Tenant agrees to pay Additional Rent to Landlord on a monthly basis in arrears on the fifteenth (15th) day of each calendar month; provided, however, if such payment date falls on a weekend or federal holiday, Tenant shall make such payment on the first business day immediately preceding such payment date. Such Additional Rent shall be equal to the sum of (a) eleven percent (11%) of the amount by which the Gross Revenues for the applicable Lease Year through the applicable month exceed the Gross Revenues for the applicable portion of the Base Year, minus (b) all Additional Rent previously paid by Tenant with respect to such Lease Year. The obligation to make a payment of Additional Rent which accrues during the Term shall survive the termination of this Lease and be payable as if the Lease was still in effect.

                       2.2.3 "GROSS REVENUES" shall be calculated according to generally accepted accounting principles consistently applied ("GAAP") and shall be defined as all revenues generated by the operation, sublease and/or use of the Premises in any way, excluding (a) contractual allowances during the Term for billings not paid by or received from the appropriate governmental agencies or third party providers; (b) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or resident or other recipient of such services or goods, whether included in the billing or stated separately; (c) allowances according to GAAP or uncollectible accounts; (d) all proper patient or resident billing credits; and (e) deposits refundable



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               to patients or residents of the applicable Facility. To the extent any portion of the Premises is subleased or occupied by an Affiliate of Tenant, Gross Revenues calculated for all purposes of this Lease (including, without limitation, the determination of the Additional Rent payable under this Lease) shall include the Gross Revenues of such sublessee with respect to the premises demised under the applicable sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Premises) and the rent received or receivable from such sublessee pursuant to such subleases shall be excluded from Gross Revenues for all such purposes. As to any sublease between Tenant and a non-Affiliate of Tenant, only the rental actually received by Tenant from such non-Affiliate shall be included in Gross Revenues.

                       2.2.4 "LEASE YEAR" shall be defined as the twelve (12)
               month periods commencing on April 1 of each year of the Term.

                       2.2.5 The "BASE YEAR" during the Initial Term shall mean
               the second Lease Year.

                       2.2.6 (a) the term "AFFILIATE" is defined to mean with
               respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with the first person or entity, and the term "AFFILIATES" is defined to mean any group of such persons or entities; (b) the term "CONTROL" is expressly deemed to include any actual discretion or power to direct the affairs of the controlled person or entity, either directly or through a chain of ownership or control (regardless of actual ownership); (c) a general partner, manager, or managing member of a partnership or limited liability company, and any owner of thirty percent (30%) or more of such general partner or managing member, is expressly deemed to control such partnership or limited liability company; (d) a person or entity owning thirty percent (30%) or more of the common stock of a corporation or thirty percent (30%) or more of the voting interest in any other type of entity, is expressly deemed to control such corporation or other entity; (e) a trustee of a trust is expressly deemed to control such trust; (f) Tenant and Guarantor, and any entity which is an Affiliate of any of the aforementioned entities, are all expressly deemed to be Affiliates of each other, and (g) BCC, Developer, Manager and any entity which is an Affiliate of any of the aforementioned entities, are all expressly deemed to be Affiliates of each other. Notwithstanding the foregoing, the term "Affiliate" shall not include any person or entity that is an equity owner or parent entity of Elder Care Operators, LLC, a Delaware limited liability company; provided, however, this exclusion provision shall not exclude BCC, Developer, Manager, or Tenant as an Affiliate.

               2.3 RENEWAL TERM MINIMUM RENT. The Minimum Rent for each Renewal Term shall be expressed as an annual amount but shall be payable in advance in equal monthly installments on the first business day of each calendar month. Such annual Minimum Rent shall be equal to the product of:



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                       2.3.1  the greater of (a) the fair market value of the
               Premises on the date of Tenant's notice of exercise pursuant to
               Section 1.2.1 or (b) Landlord's Adjusted Investment (defined below) in the Premises, both as applicable; and

                       2.3.2 a percentage equal to three hundred twenty (320) basis points over the average 10 year United States Treasury rate for the 20 day period ending on the date of Tenant's notice of exercise pursuant to Section 1.2.1 above.

                       2.3.3 As used in this Lease, the term "LANDLORD'S ADJUSTED INVESTMENT" means the product of Landlord's Investment (defined below) times the percentage equal to the sum of (i) One Hundred Percent (100%) plus (ii) the Increase. For purposes of this Section 2.3.3, the Increase shall be determined by comparing the CPI in effect as of January 1, 1998 to the CPI in effect on January 1 of the calendar year during which the applicable Renewal Term begins.

                       2.3.4 As used in this Lease, the term "LANDLORD'S INVESTMENT" means the sum of (i) the Land Cost, plus (ii) all amounts advanced by Landlord pursuant to Section 5.7 below, plus
               (iii) all amounts advanced by Landlord under the Development Agreement for Work, plus (iv) the total accrued Construction Period Minimum Rent, plus (v) the total accrued Deferred Rent Amount (but only to the extent such Deferred Rent Amount remains unamortized or unpaid as of this calculation), minus (vi) any net award paid to Landlord pursuant to Section 13.1 or Section 13.2 below.

If within ten (10) days of the date of Tenant's notice of exercise pursuant to
Section 1.2.1 above, Landlord and Tenant are unable to agree on the fair market value of the Premises for purposes of this calculation, such fair market value shall be established by the appraisal process described on Exhibit "B" attached hereto. The fair market value for purposes of determining the Minimum Rent for the applicable Renewal Term must be finally determined by such appraisal process on or before a date ninety (90) days after Tenant's notice of exercise pursuant to Section 1.2.1 above or Tenant shall lose its right to extend the Term. Landlord and Tenant acknowledge and agree that this Section is designed to establish a fair market Minimum Rent for the Premises during the applicable Renewal Terms.

              2.4 RENEWAL TERM ADDITIONAL RENT. Except during the first Lease Year of any Renewal Term, Tenant shall pay to Landlord Additional Rent in each Renewal Term on a monthly basis in arrears on the fifteenth (15th) day of each calendar month; provided, however, if such payment date falls on a weekend or federal holiday, Tenant shall make such payment on the first business day immediately preceding such payment date. The Additional Rent for each Renewal Term shall be calculated as provided in Section 2.2 hereof except that (i)
Section 2.2.1 hereof shall not apply, and (ii) the Base Year for the purpose of determining such Additional Rent shall be the first Lease Year of the applicable Renewal Term.



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               2.5     RENT CAP AND FLOOR.

                       2.5.1  Notwithstanding any of the other terms of this
               Section 2 but subject to Sections 2.5.2 and 2.5.3 below, the total of the Minimum Rent and Additional Rent (the "TOTAL RENT") due during each Lease Year shall not increase from one Lease Year to the next by an amount in excess of the product of (i) three percent (3%), times (ii) the Total Rent due during the immediately preceding Lease Year.

                       2.5.2 The terms of Section 2.5.1 above shall have no applicability in determining the calculation of the Total Rent due with respect to the first Lease Year of any Renewal Term. Notwithstanding any of the other terms of this Section 2, the Total Rent due with respect to the first Lease Year of any Renewal Term shall not exceed one hundred twenty-five percent (125%) of the Total Rent due during the immediately preceding Lease Year.

                       2.5.3  Notwithstanding any of the other terms of this
               Section 2, the Total Rent due during any Lease Year shall not under any circumstances be less than the Total Rent due during the immediately preceding Lease Year.

                       2.5.4 To the extent that Section 2.5.1 above operates to limit the Total Rent due for any Lease Year, the amount of rent which would have otherwise been paid or payable by Tenant will be carried forward on a cumulative basis and will be paid by Tenant to Landlord in any subsequent Lease Year (other than the first Lease Year of a Renewal Term) to the extent that the Total Rent due for such subsequent Lease Year is less than one hundred three percent (103%) of the Total Rent due during the Lease Year immediately preceding such subsequent Lease Year.

                       2.5.5 Within sixty (60) days of the end of each Lease Year, Tenant shall deliver to Landlord a report in a form mutually agreed upon by Landlord and Tenant, certified by an officer or general partner of Tenant, as applicable, setting forth the calculations required by the application of this
               Section 2.5. If said report provides that Tenant owes Landlord any sum of money, Tenant shall accompany such report delivered to Landlord with such funds. If said report provides that Landlord owes Tenant any sum of money, such sum shall be applied as a credit against future installments of Minimum Rent and Additional Rent due from Tenant to Landlord; provided, however, if such sum is owed by Landlord to Tenant with respect to the last Lease Year of the Term, Landlord shall pay such sum to Tenant within thirty
               (30) days of Landlord's receipt of the report in question.

                       2.5.6 For the purpose of comparing the Total Rent due from Lease Year to Lease Year pursuant to this Section 2.5, the increase in Minimum Rent by reason of any disbursement by Landlord pursuant to Section 5.7 of this Lease or pursuant to the Development Agreement shall be treated as follows: (i) for the purpose of comparing the Total Rent in the Lease Year in which such disbursement is made against the Total Rent in the preceding Lease Year, such increase in Minimum Rent shall be ignored, and
               (ii) for the purpose of comparing the Total Rent in the Lease Year in which such disbursement is made to the Total Rent in the following Lease Year, such increase in Minimum Rent shall be deemed effective on the first day of the Lease Year in which the disbursement is made.

                    2.5.7 For the purpose of comparing the Total Rent due from Lease Year to Lease Year pursuant to this Section 2.5, the Total Rent due during the second Lease Year shall be calculated as if the Reset Date occurred during the first Lease Year.

               2.6 PRORATION FOR PARTIAL PERIODS. The rent for any month during the Term which begins or ends on other than the first or last calendar day of a calendar month shall be prorated based on actual days elapsed.

              2.7. FORMS FOR ADDITIONAL RENT AND ANNUAL RENT LIMITS. Tenant shall accompany each payment of Additional Rent with a completed calculation in the form of Exhibit "C" attached hereto. Tenant shall accompany each payment of the first month's Minimum Rent for each Lease Year with a completed calculation in the form of Exhibit "D" attached hereto.

              2.8 ABSOLUTE NET LEASE. All rent payments shall be absolutely net to the Landlord free of Taxes (as hereinafter defined), assessments, utility charges, operating expenses, refurnishings, insurance premiums or any other charge or expense in connection with the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intentions of the parties hereto. Tenant shall continue to perform its obligations under this Lease even if Tenant claims that Tenant has been damaged by any act or omission of Landlord. Therefore, except for any credit due from Landlord in favor of Tenant as provided in Section 2.5.5 of this Lease, Tenant shall at all times remain obligated under this Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Tenant's sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord's obligations under this Lease shall be to prove such damages in a separate action against Landlord.

        3.    TAXES, ASSESSMENTS AND OTHER CHARGES:

              3.1 TENANT'S OBLIGATIONS. Tenant agrees to pay and discharge (including the filing of all required returns) any and all taxes (including, but not limited to, real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, intangible property, single business, gross receipts, transaction privilege, franchise taxes, business privilege, rent or other excise taxes) and other assessments levied or assessed against Tenant, the Premises or any interest therein or Landlord (with respect to this Lease and/or the Premises, but excluding (i) any state or federal income tax based upon the net income of Landlord, and (ii) any transfer tax or stamps assessed in connection with the transfer by Landlord of its interest in the Premises to any person or entity other than BCC or a BCC Affiliate) (all such taxes and assessments payable by Tenant being collectively referred to herein as "TAXES") prior to delinquency or imposition of any fine, penalty, interest or other cost. If any of the foregoing may, at the option of the taxpayer, be paid in installments, Tenant may exercise such option to pay the same in installments (whether or not interest shall accrue on the unpaid balance) as the same respectively become due and before any delinquency, fine, penalty, or further interest or costs may be added thereto.

               3.2 PRORATION. At the commencement and at the end of the Term, all Taxes shall be prorated.

               3.3 RIGHT TO PROTEST. Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any real or personal property taxes, assessments, or other impositions levied against the Premises; provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of any such protest and shall cooperate in such protest, Tenant shall diligently and continuously prosecute any such protest and notwithstanding such protest Tenant shall pay any tax, assessment or other charge before the imposition of any penalty or interest.

               3.4 TAX INDEMNITY. In the event any Taxes, or fine, penalty, and/or interest thereon are at any time assessed against the Landlord by the state in which the Premises is located or any local governmental entity or authority as a result of or arising out of the sale of the Premises to the Landlord by the Seller or the lease of the Premises by the Tenant from the Landlord, or Landlord becomes liable for any reason for any liability of Tenant for Taxes or for any fine, penalty, or interest thereon, whether such assessment arises from the sole liability of Landlord or from the joint liability of Landlord and Tenant, and Landlord pays such assessment or liability, Tenant hereby agrees to pay to the Landlord an amount equal to the amount of such assessment of Tax, fine, penalty and interest. Such payment shall be due and payable to Landlord on or before the thirtieth (30th) day following Tenant's receipt of a written notice from Landlord (pursuant to the notice provisions under this Lease) of any such assessment and payment. Tenant shall have the right, but not the obligation, to protest the amount or payment of such assessment (in whole or in part) against the Landlord, and Landlord will cooperate fully with Tenant in regard to such protest; provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of such protest. Tenant shall diligently and continuously prosecute any such protest. To the fullest extent permitted by law, Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents, and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, costs, deficiency, fine, penalty, interest, or other damages (including, without limitation, punitive or consequential damages, reasonable attorneys' fees, and expenses) arising out of or due to any tax protest by Tenant pursuant to Sections 3.3 and 3.4 hereof whether such items arise from the sole liability of Landlord or from the joint liability of Landlord and Tenant. Upon receiving notice of or information concerning any suit, claim or demand, including any proposed tax audit of Landlord or any proposed tax assessment, asserted by a third party that Landlord believes is covered by the indemnity set forth in this Lease, Landlord shall give Tenant notice of same. Tenant shall defend Landlord against such matter at Tenant's sole cost and expense with legal counsel reasonably satisfactory to Landlord.

               3.5 TAX BILLS. Landlord shall promptly forward to Tenant copies of all tax bills and payment receipts relating to the Premises received by Landlord.

               3.6 OTHER CHARGES. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against the Premises during the Term.

        4.     INSURANCE.

               4.1 GENERAL INSURANCE REQUIREMENTS. All insurance provided for in this Lease shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, licensed and approved to do business in the state in which the Premises is located having a general policyholders rating of not less than "A-11" and a financial rating of not less than "XII" in the then most current Best's Insurance Report. Any and all policies of insurance required under this Lease shall name the Landlord as an additional insured and shall be on an "occurrence" basis. In addition, Landlord shall be shown as the loss payable beneficiary under the casualty insurance policy maintained by Tenant pursuant to Section 4.2 hereof. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name the Landlord and Tenant as their interests may appear and allocate to the Premises the full amount of insurance required hereunder. Original policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord shall be filed with the Landlord prior to the commencement of the Term and shall provide that the subject policy may not be canceled except upon not less than thirty (30) days prior written notice to Landlord. If Landlord is provided with a certificate, upon Landlord's request Tenant shall provide Landlord with a complete copy of the insurance policy evidenced by such certificate within thirty (30) days of the commencement of the Term. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be deposited with Landlord not less than ten (10) days prior to the expiration dates of the policies. If Landlord is provided with a certificate for a renewal policy, upon Landlord's request Tenant shall deliver a copy of the complete renewal policy to Landlord within thirty (30) days of the expiration of the replaced policy. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of the Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord.

               4.2 FIRE AND EXTENDED COVERAGE. Tenant shall keep the Premises insured against loss or damage from all causes under standard "all risk" property insurance coverage, without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake (if in an earthquake zone), malicious mischief or any other risks as are normally covered under an extended coverage endorsement, in the amounts that are not less than the full insurable value of the Premises including all equipment and personal property (whether or not Landlord Personal Property) used in the operation of the Premises. The term "FULL INSURABLE VALUE" as used in this Lease shall mean the actual replacement value of the Premises (including all improvements, but excluding the value of the Land) and every portion thereof, including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction. In addition, the casualty insurance required under this Section 4.2 will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and deductible and has agreed that there will be no co-insurance penalty.

               4.3 PUBLIC LIABILITY. Tenant shall maintain comprehensive general public liability insurance coverage (including products liability coverage) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining sidewalks and passageways, such insurance shall include a broad form endorsement and to afford protection to Landlord and Tenant of not less than One Million Dollars ($1,000,000.00) with respect to bodily injury or death to any one person, not less than Three Million Dollars ($3,000,000.00) with respect to any one accident, and not less than One Million Dollars ($1,000,000.00) with respect to property damage; provided, that Landlord shall have the right at any time hereafter to require such higher limits as may be reasonable and customary for transactions and properties similar to the Premises; provided, further, that Tenant shall have the right to satisfy the requirements of this Section 4.3 with excess coverage of not less than Three Million Dollars ($3,000,000.00).

               4.4 PROFESSIONAL LIABILITY INSURANCE. Tenant shall maintain insurance against liability imposed by law upon such persons for damages on account of professional services rendered or which should have been rendered by or on behalf of Tenant, or by any person for whose or which acts Tenant is legally liable (including without limitation Manager or any future manager), on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of One Million Dollars ($1,000,000.00) for each claim and Three Million Dollars ($3,000,000.00) in the aggregate.

               4.5 WORKERS COMPENSATION. Tenant, Manager and any future manager shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain worker's compensation insurance against claims for injuries sustained by their respective employees in the course of their employment.

               4.6 BOILER INSURANCE. Tenant shall maintain boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any fixtures or equipment which are capable of bursting or exploding, in an amount not less Five Million Dollars ($5,000,000.00) for damage to property, bodily injury or death resulting from such perils.

               4.7 BUSINESS INTERRUPTION INSURANCE. Tenant shall maintain, at its expense, business interruption and extra expense insurance insuring against loss of rental value for a period not less than one (1) year.

               4.8 DEDUCTIBLE AMOUNTS. The policies of insurance which Tenant is required to provide under this Lease shall not have deductibles or self-insured retentions in excess of Fifty Thousand Dollars ($50,000).

        5.     USE, MAINTENANCE AND ALTERATION OF THE PREMISES.

               5.1     TENANT'S MAINTENANCE OBLIGATIONS.

                       5.1.1 Tenant will keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping. Tenant shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and lawful order and condition and in substantial compliance with all requirements for the operation of a Facility in the state in which the Premises is located and, if applicable, certification for participation in Medicare and Medicaid (or any successor programs) as otherwise required under all applicable local, state and federal laws.

                       5.1.2 As part of Tenant's obligations under this Section 5.1, Tenant shall be responsible to maintain, repair and replace all Landlord Personal Property and all Tenant Personal Property (as defined in Section 7.1 below) in good condition, ordinary wear and tear excepted, consistent with prudent industry practice for a Facility.

                       5.1.3 Without limiting Tenant's obligations to maintain the Premises under this Lease, within thirty (30) days of the end of each Lease Year starting with the end of the fourth (4th) Lease Year, Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord's discretion that Tenant has in such Lease Year spent on Upgrade Expenditures (as hereinafter defined) an annual average amount of at least Two Hundred and No/100 Dollars ($200.00) per living unit as such amount is adjusted annually at the end of each Lease Year for CPI Increases. For purposes of this Section 5.1.3, the CPI Increase shall be determined by comparing the CPI in effect as of January 1, 1998 to the CPI in effect on January 1 of the calendar year during which the Upgrade Expenditures are to be made. The term "UPGRADE EXPENDITURES" is defined to mean upgrades or improvements to the Premises which have the effect of maintaining or improving the competitive position of the Premises in its marketplace. Non-exclusive examples of Upgrade Expenditures are new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like. It is expressly understood that capital improvements or repairs (such as but not limited to repairs or replacements to the structural elements of the walls, parking area, or the roof or to the electrical, plumbing, HVAC or other mechanical or structural systems in the Premises) shall not be considered to be Upgrade Expenditures. If Tenant fails to make at least the above amount of Upgrade Expenditures, Tenant shall promptly on demand from Landlord (but in no event more than five days) pay to Landlord the applicable shortfall in Upgrade Expenditures. Such funds shall be the sole property of Landlord and Landlord may in its sole discretion provide such funds to Tenant to correct the shortfall in Upgrade Expenditures or may simply retain such funds as supplemental rent hereunder.

               5.2     REGULATORY COMPLIANCE.

                       5.2.1 Tenant and the Premises shall comply with all federal, state and local licensing and other laws and regulations applicable to the operation of a Facility as well as with the certification requirements of Medicare and Medicaid (or any successor program), if applicable. Further, Tenant shall ensure that the Premises continue to be operated as at least a 66-unit Facility, all without any suspension, revocation, decertification or limitation. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Premises.

                       5.2.2 The Facility license and all other licenses and certifications on or affecting the Property must be in the name of Tenant, or another operator (the "OPERATOR") approved in writing by Landlord, whose consent may not be unreasonably withheld, except for transfers between Tenant and BCC or a BCC Affiliate (provided Landlord receives at least 30 days prior written notice of such transfer). Neither Tenant, BCC, a BCC Affiliate, nor any such Operator may sell, transfer, assign, encumber, sublet, permit to lapse, expire, become suspended, or terminate any such licenses or certifications, operating rights associated with the Premises and certification without the prior written consent of Landlord which may not be unreasonably withheld, except for transfers between Tenant and BCC or a BCC Affiliate (provided Landlord receives at least 30 days prior written notice of such transfer). Tenant understands and agrees, and agrees to so direct Manager, any future manager, and/or such other Operator (as applicable), that all such licenses are an integral part of the Property and must remain at the Property unless approved in writing by Landlord, which approval may be unreasonably withheld. Tenant or such other Operator must provide photocopies of all such certifications and licenses, and any and all notices and reports requested by Landlord, within five (5) days of receipt of such request.

                       5.2.3 All inspection fees, costs and charges associated with a change of such licensure or certification shall be borne solely by Tenant. Tenant shall at its sole cost make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of the Premises from Tenant or Tenant's assignee or subtenant to Landlord or Landlord's designee at the expiration or termination of the Term.

               5.3 PERMITTED USE. Tenant shall continuously use and occupy the Premises during the Term, as a personal care/assisted living facility with at least 66 units or such additional units as may hereafter be permitted under this Lease, and for such ancillary health care uses as are permitted by law and acceptable to Landlord in the exercise of Landlord's reasonable discretion, including, without limitation, outpatient rehab and Alzheimer services.

               5.4 TENANT REPURCHASE OBLIGATION. If Tenant fails to comply with Section 5.3 of this Lease, if any certification of the Premises under Medicare or Medicaid (or any successor program) is ever granted and then later revoked, suspended or materially limited, or if any material license relating to the operation of the Premises is revoked, suspended or materially limited, then in addition to Landlord's other rights and remedies under this Lease, Landlord shall have the right, thirty (30) days after providing to Tenant written notice an opportunity to cure, to put the Premises to Tenant. If Landlord exercises such right, Tenant shall purchase the Premises from Landlord for a cash price equal to the greater of (a) Landlord's Adjusted Investment, or (b) the fair market value of the Premises on the date of Landlord's notice of exercise. Such fair market value shall be as agreed between Landlord and Tenant. However, failing such agreement within ten (10) days of Landlord's notice of exercise under this Section, such fair market value shall be determined by the appraisal process set forth in Exhibit "B" attached hereto. Within ninety (90) days of Landlord's exercise of its put under this Section 5.4, such purchase shall be consummated utilizing an escrow at a national title company selected by Landlord. Such escrow shall be documented on such title company's standard sale escrow instructions without representations or warranties and without any due diligence or other contingencies in favor of the buyer. Tenant shall pay all costs of such sale transaction. At the close of such sale, Landlord shall deliver to Tenant title to the Premises free and clear of any liens created by Landlord (other than liens, leases, subleases, and related instruments entered into, caused or created in whole or in part by BCC, Guarantor, Developer, Manager, or their respective Affiliates) subject only to those title exceptions shown on Exhibit "E" attached hereto and any additional title exceptions required or approved by Landlord in its sole discretion.

               5.5 NO LIENS; PERMITTED CONTESTS. Tenant shall not cause or permit any liens, levies or attachments to be placed or assessed against the Premises or the operation thereof for any reason, other than the Permitted Encumbrances. For purposes of this Section 5.5, the term "PERMITTED ENCUMBRANCES" shall mean and include the Leasehold Mortgage and any recorded financing statements related thereto. Tenant acknowledges and agrees the interest of the Landlord in the Premises shall not be subject to liens for improvements made by Tenant to the Premises. However, Tenant shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the lien or claim so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord in Landlord's reasonable judgment to assure the foregoing. Each contest permitted by this Section 5.5 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

               5.6 ALTERATIONS BY TENANT. Tenant shall have the right of altering, improving, replacing, modifying or expanding the facilities, equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Lease; provided, however, that any alterations, improvements, replacements, expansions or modifications in excess of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in any rolling twelve (12) month period shall require the prior written consent of the Landlord. The cost of all such alterations, improvements, replacements, modifications, expansions or other purchases, whether undertaken as an on-going licensing, Medicare or Medicaid (or any successor program) (if applicable), other regulatory requirement, or otherwise, shall be borne solely and exclusively by Tenant (unless funded by Landlord under Section 5.7 below) and shall immediately become a part of the Premises and the property of the Landlord subject to the terms and conditions of this Lease. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of insurance policies required under this Lease. In the event any items of the Premises have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant's sole cost and the same shall become part of the Premises and property of the Landlord.

               5.7 CAPITAL IMPROVEMENTS FUNDED BY LANDLORD. In the event Tenant desires to make a capital improvement or a related series of capital improvements to the Premises and if Tenant desires that Landlord fund the same, Landlord shall, in its discretion and without obligation, within thirty (30) days of Tenants' written request therefor, consider Tenant's request to fund such capital improvements. Each and every capital improvement funded by Landlord under this Section shall immediately become a part of the Premises and shall belong to Landlord subject to the terms and conditions of this Lease. If Landlord funds any capital improvements, Landlord's Investment shall be increased for all purposes under this Lease by the amount of the funds provided by Landlord for capital improvements.

               5.8 COMPLIANCE WITH IRS GUIDELINES. Any improvement or modification to the Premises shall satisfy the requirements set forth in Sections 4(4).02 and .03 of Revenue Procedure 75-21, 1975-1 C.B. 715, as modified by Revenue Procedure 79-48, 1979-2 C.B. 529. Landlord reserves the right to refuse to consent to any improvement or modification to the Premises if, in its judgment, such improvement or modification does not meet the foregoing requirements.

        6. CONDITION OF, AND TITLE TO, PREMISES. Tenant acknowledges that it is presently engaged in the operation of Facilities in the state in which the Premises is located and has expertise in the Facility industry. Tenant has thoroughly investigated the Premises, has selected the Premises to its own specifications, and has concluded that no other improvements or modifications to the Premises are required in order to operate the Premises for its intended use, except for the improvements to be constructed pursuant to the Development Agreement. Tenant accepts the Premises for use as a Facility under this Lease on an "AS IS, WHERE IS, WITH ALL FAULTS" basis and will assume all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. In making its decision to enter into this Lease, Tenant has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory. Notwithstanding any other provisions of this Lease to the contrary, Tenant accepts the Premises in their present condition, AS IS, WHERE IS, WITH ALL FAULTS, and without any representations or warranties whatsoever, express or implied, including, without limitation, any express or implied representations or warranties as to the fitness, use, suitability, or condition of the Premises. Tenant hereby represents and warrants to Landlord that Tenant is thoroughly familiar with the Premises and the condition thereof, that Tenant is relying on Tenant's own personal knowledge of the condition of the Premises, that neither Landlord nor any person or entity acting or allegedly acting for or on behalf of Landlord or any other person or entity having or claiming any interest in the Premises has made any representations, warranties, agreements, statements, or expressions of opinions in any way or manner whatsoever related to, connected with, or concerning the Premises, the condition of the Premises, or any other fact or circumstance whatsoever on which Tenant is relying, and, to the maximum extent not prohibited by applicable law, Tenant hereby releases and discharges Landlord and all other persons and entities having or claiming any interest in the Premises from all liability, damages, costs, and expenses of every kind and nature whatsoever in any way or manner arising out of, connected with, related to, or emanating from the condition of the Premises at any time during the Term of this Lease. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory.

        7.     LANDLORD AND TENANT PERSONAL PROPERTY.

               7.1 TENANT PERSONAL PROPERTY. Tenant shall install, affix or assemble or place on the Premises all items of furniture, fixtures, equipment and supplies not included as Landlord Personal Property as Tenant reasonably considers to be appropriate for Tenant's use of the Premises as contemplated by this Lease (the "TENANT PERSONAL PROPERTY"). Tenant shall provide and maintain during the entire Term all Tenant Personal Property as shall be necessary in order to operate the Premises in compliance with all requirements set forth in this Lease. All Tenant Personal Property shall be and shall remain the property of Tenant and may be removed by Tenant upon the expiration of the Term. However, if there is any Event of Default, Tenant will not remove the Tenant Personal Property from the Premises and will on demand from Landlord, convey the Tenant Personal Property to Landlord by executing a bill of sale in a form reasonably required by Landlord conveying all right, title, and interest Tenant has in Tenant Personal Property, including, without limitation, all rights under third party agreements regarding lease or purchase of Tenant Personal Property and all related cure rights and rights to receive notice of default thereunder. In any event, Tenant will repair all damage to the Premises caused by any removal of the Tenant Personal Property.

               7.2     LANDLORD'S SECURITY INTEREST.

                       7.2.1 The parties intend that if Tenant defaults under this Lease, Landlord will control the Tenant Personal Property and the Intangible Property (as defined in Section 7.4 below) so that Landlord or its designee can operate or re-let the Premises intact for use as a Facility.

                       7.2.2 Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Tenant's obligations under this Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant's right, title and interest in and to the Tenant Personal Property and in and to the Intangible Property and any and all products and proceeds thereof, in which Tenant now owns or hereafter acquires an interest or right, including any leased Tenant Personal Property. This Lease constitutes a security agreement covering all such Tenant Personal Property and the Intangible Property. The security interest granted to Landlord in this
               Section 7.2.2 is intended by Landlord and Tenant to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Tenant Personal Property so long as the lessor or financier of such Tenant Personal Property agrees to (a) give Landlord written notice of any default by Tenant under the terms of such lease or financing arrangement, (b) give Landlord the lesser of (i) five days after receipt of such notice to cure any such default or
               (ii) the same time period as given to Tenant to cure any such default, and (c) consent to Landlord's written assumption of such lease or financing arrangement upon Landlord's curing of any defaults thereunder. This security agreement and the security interest created herein shall survive the termination of this Lease if such termination results from the occurrence of an Event of Default.

               7.3. FINANCING STATEMENTS. If required by Landlord at any time during the Term, Tenant will execute and deliver to Landlord, in form reasonably satisfactory to Landlord, additional security agreements, financing statements, fixture filings and such other documents as Landlord may reasonably require to perfect or continue the perfection of Landlord's security interest in the Tenant Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereafter acquired by Tenant. Tenant shall pay all fees and costs that Landlord may incur in filing such documents in public offices and in obtaining such record searches as Landlord may reasonably require. In the event Tenant fails to execute any financing statements or other documents for the perfection or continuation of Landlord's security interest, Tenant hereby appoints Landlord as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

               7.4 INTANGIBLE PROPERTY. The term "INTANGIBLE PROPERTY" means all accounts, proceeds of accounts, rents, profits, income or revenue derived from the use of rooms or other space within the Premises or the providing of services in or from the Premises; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, chooses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant's operation or use of the Premises; all licenses and permits now owned or hereinafter acquired by Tenant, necessary or desirable for Tenant's use of the Premises under this Lease, including, without limitation, if applicable, any certificate of need or other similar certificate; and the right to use any trade or other name now or hereafter associated with the operation of the Premises by Tenant, including, without limitation, the name "_______________________." The word "ACCOUNTS" above shall include, without limitation and to the extent assignable, accounts to be paid by Medicaid or Medicare (or successor programs), if any. With respect to the above referenced trade name, Landlord and BCC each agree to cooperate to enter into a licensing agreement for the use of the trade name, in form and substance reasonably acceptable to both Landlord and BCC, which agreement shall include, without limitation, that the license shall be (i) perpetual (except in the event BCC or an Affiliate acquires the Premises in which case the license shall automatically terminate); (ii) at no cost to Landlord; (iii) assignable by Landlord to a successor operator of the Premises upon or after the occurrence of an Event of Default under the Lease, and (iv) solely applicable to the Premises.

        8. REPRESENTATIONS AND WARRANTIES. Landlord and Tenant do hereby each for itself represent and warrant to each other as follows:

               8.1 DUE AUTHORIZATION AND EXECUTION. This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Landlord or Tenant were duly authorized and shall be binding upon the party that executed and delivered the same.

               8.2 DUE ORGANIZATION. Landlord and Tenant are duly organized, validly existing and in good standing under the laws of the State of their respective formations and are duly authorized and qualified to do all things required of the applicable party under this Lease within the state in which the Premises is located.

               8.3 NO BREACH OF OTHER AGREEMENTS. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Landlord or Tenant is a party.

        9.     FINANCIAL, MANAGEMENT AND REGULATORY REPORTS.

               9.1 MONTHLY FACILITY REPORTS. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver monthly financial reports to Landlord consisting of a balance sheet, income statement, total patient days, occupancy and payor mix concerning the business conducted at the Premises. Without limitation, such reports shall clearly state Gross Revenues for the applicable period. These reports will be accompanied by a statement signed by the President, Chief Financial Officer, Principal Accounting Officer, Controller, Executive Vice President, Development, or other officer of Tenant or the current manager of the Facility as approved by Landlord in writing, certifying that said reports are true, correct, and complete in all material respects after due inquiry.

               9.2 QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days of the end of each of the first three quarters of the fiscal year of Guarantor, Tenant shall deliver the quarterly consolidated or combined, as applicable, financial statements of Guarantor to Landlord.

               9.3 ANNUAL FINANCIAL STATEMENT. Within one hundred (100) days of the fiscal year end of Guarantor, Tenant shall deliver to Landlord the annual consolidated or combined, as applicable, financial statement of Guarantor audited by a reputable certified public accounting firm. Notwithstanding any of the other terms of this Section 9.3, if Tenant becomes subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, Tenant shall concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable securities laws.

               9.4 ACCOUNTING PRINCIPLES. All of the reports and statements required hereby shall be prepared in accordance with GAAP and Tenant's accounting principles consistently applied.

               9.5  REGULATORY REPORTS. In addition, Tenant shall within thirty
(30) business days of receipt thereof deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to the Premises and the operation of business thereon, including, without limitation, state department of health licensing surveys, Medicare and Medicaid (and successor programs) certification surveys (if applicable), and life safety code reports. Within five (5) business days of receipt thereof, Tenant shall give Landlord written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation, including, without limitation, Medicare or Medicaid (or successor programs) (if applicable), any suspension, termination or restriction placed upon Tenant or the Premises, the operation of business thereon or the ability to admit residents or patients, or any violation of any other permit, approval or certification in connection with the Premises or its business, by any federal, state or local authority, including, without limitation, Medicare or Medicaid (or successor programs) (if applicable).

        10.    EVENTS OF DEFAULT AND LANDLORD'S REMEDIES.

               10.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder ("EVENT OF DEFAULT"):

                     10.1.1 The failure to pay within five (5) calendar days of the date when due any Minimum Rent, Additional Rent, Taxes (except for Taxes and other charges being contested in accordance with Sections 3.3 and 3.4 hereof), utilities, premiums for insurance or other charges or payments required of Tenant under this Lease;

                     10.1.2 A material breach by Tenant of any representation or warranty in this Lease;

                     10.1.3 A material default by Tenant, BCC, Developer, Guarantor, any future guarantor of this Lease, or their respective Affiliates under any obligation with respect to any of the Other Leases or any document concerning the Other Properties owed by such persons to Landlord or its Affiliates (including, without limitation, any development agreements regarding Other Properties, any financing agreements, and any of the Other Leases), which default is not cured within any applicable cure period provided in the documentation for such obligation;

                     10.1.4 A material default by Tenant, Guarantor, or any future guarantor of this Lease with respect to any obligation under any other lease or financing agreement with any other party, which default is not cured within any applicable cure period provided in the documentation for such obligation. For purposes of this Section 10.1.4, a default shall be deemed to be material if it does or could result in damages equal to or greater than One Million and No/100 Dollars ($1,000,000.00);

                     10.1.5 Any material misstatement or omission of fact in any written report, notice or communication from Tenant, BCC, Manager, Guarantor, or any future manager or guarantor of this lease to Landlord with respect to any of such persons or the Premises;

                     10.1.6  Any Change in Control (as defined below) of
        Tenant, BCC, or Guarantor as of the date hereof. As used in this Section 10.1.6, the term "CHANGE IN CONTROL" shall mean the acquisition by any person, entity or group of persons or entities acting in concert (other than the current management of Tenant, BCC or Guarantor, respectively) of the beneficial interest in sufficient Voting Stock (defined below) of Tenant, BCC or Guarantor to permit the person, persons, entity, or entities acquiring such beneficial interests to vote for a majority of the board of directors of Tenant, BCC or Guarantor, respectively. For purposes of this Section 10.1.6, the term "VOTING STOCK" shall collectively mean (i) any and all classes of capital stock of a corporation to which any voting rights are ascribed to the holders thereof, at law or by contract, together with (ii) any contracts for the purchase of such stock already issued by that corporation, (iii) subscriptions for the purchase of such stock to be issued by that corporation, (iv) options to purchase such stock, (v) warrants for such stock, (vi) securities convertible into such stock, (vii) voting trusts, proxies, or other agreements or understandings with respect to the voting of such stock, or (viii) purchase rights, exchange rights, or other contracts or commitments that could require that corporation to sell, transfer, or otherwise dispose of any such stock or that could require that corporation to issue, sell, or otherwise cause to become outstanding any of such stock;

                       10.1.7 An assignment by Tenant, BCC, Guarantor, or any future guarantor of this Lease of all or substantially all of its property for the benefit of creditors;

                       10.1.8 The appointment of a receiver, trustee, or liquidator for Tenant, BCC Developer, Manager, Guarantor or any future guarantor of this Lease (any such person being hereinafter individually referred to in this Section 10.1.8 as the "AFFECTED PERSON"), or any of the property of the Affected Person, if within ten (10) business days of such appointment the Affected Person does not inform Landlord in writing that the Affected Person intends to cause such appointment to be discharged or the Affected Person does not thereafter diligently prosecute such discharge to completion within sixty (60) days after the date of such appointment;

                       10.1.9 The failure to deliver evidence of insurance to Landlord as required by Section 4.1;

                       10.1.10 The filing by Tenant, BCC, Developer, Manager, Guarantor, or any future manager or guarantor of this Lease of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Tenant, BCC, Developer, Manager, Guarantor, or any future manager or guarantor of this Lease (any such person being hereinafter individually referred to in this Section 10.1.10 as the "BANKRUPT PERSON") by any other party and the Bankrupt Person, BCC, or Tenant does not within three (3) business days of any such filing inform Landlord in writing of the intent by the Bankrupt Person to cause such petition to be dismissed, or if the Bankrupt Person does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof;

                       10.1.11 The failure to perform or comply with any other term or provision of this Lease not requiring the payment of money (except as provided in Section 10.1.9), including, without limitation, the failure to comply with the provisions hereof pertaining to the use, operation and maintenance of the Premises; provided, however, the default described in this Section 10.1.11 is curable and shall be deemed cured, if: (a) within ten (10) business days of Tenant's receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (b) Tenant cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with due diligence be cured within a period of thirty
         (30) days because of the nature of the default or delays beyond the control of Tenant, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, in which case such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, however, no such default shall continue for more than one hundred twenty (120) days from Tenant's receipt of a notice of default from Landlord;

                       10.1.12 There shall be no cure period in the event of the breach by Tenant of (a) the obligation to provide replacement policies of insurance as required in Section 4.1 above, (b) the provisions of Section 20 below, or (c) the provisions of Section 22 below with respect to assignments and other related matters; and

                       10.1.13 All notice and cure periods provided herein shall run concurrently with any notice or cure periods provided by applicable law.

                 10.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the state in which the Premises is located available to a lessor of real and personal property in the event of a default by its lessee, and as to the Tenant Personal Property and the Intangible Property all remedies granted under the laws of such State to a secured party under its Uniform Commercial Code. Without limiting the foregoing, Landlord shall have the right to do any of the following:

                       10.2.1 Sue for the specific performance of any covenant of Tenant under this Lease as to which Tenant is in breach;

                       10.2.2 Enter upon the Premises, terminate this Lease, dispossess Tenant from the Premises and/or collect money damages by reason of Tenant's breach, including, without limitation, the acceleration of all rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term;

                       10.2.3 Elect to leave this Lease in place and sue for rent and/or other money damages as the same come due;

                       10.2.4 Before or after repossession of the Premises pursuant to Section 10.2.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers. Although Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting, Landlord agrees that any rents actually received by Landlord from reletting the Premises shall be credited towards the amounts due hereunder.

                       10.2.5 Sell the Tenant Personal Property and/or the Intangible Property in a non-judicial foreclosure sale.

                       10.2.6 For the purpose of calculating rent loss damages payable to Landlord, Additional Rent for all periods after an Event of Default shall be calculated based on the higher of actual Gross Revenues or extrapolated Gross Revenues based on Gross Revenues performance prior to the Event of Default.

               10.3 RECEIVERSHIP. Tenant acknowledges that one of the rights and remedies available to Landlord under applicable law is to apply to a court of competent jurisdiction for the appointment of a receiver to take possession of the Premises, to collect the rents, issues, profits and income of the Premises and to manage the operation of the Premises. Tenant further acknowledges that the revocation, suspension or material and adverse limitation of (i) certification of the Premises for provider status (in the event such certification is ever obtained) under Medicare or Medicaid (or successor programs) and/or (ii) a license relating to the operation of the Premises for its intended use as a Facility under the laws of the state in which the Premises is located will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in any of such events, and in addition to any other right or remedy of Landlord under this Lease, Landlord may petition any appropriate court for, and Tenant hereby consents to, the appointment of a receiver to take possession of the Premises, to manage the operation of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible any such license for the Premises or to otherwise substitute the licensee or provider thereof. The receiver shall be entitled to a reasonable fee for its services as a receiver. All such fees and other expenses of the receivership estate shall be added to the monthly rent due to Landlord under this Lease (but shall not be considered for the purpose of calculating any amounts pursuant to Section 2.5 of this Lease). Tenant hereby irrevocably stipulates to the appointment of a receiver under such circumstances and for such purposes and agrees not to contest such appointment.

               10.4 LATE CHARGES. Tenant acknowledges that the late payment of any Minimum Rent or Additional Rent will cause Landlord to lose the use of such money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any installment of Minimum Rent or Additional Rent is not paid within five (5) calendar days after the due date for such rent payment, then Tenant shall pay to Landlord on demand a late charge equal to ten percent (10%) of the amount of all installments of Minimum Rent or Additional Rent not paid on the due date. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant.

               10.5 REMEDIES CUMULATIVE; NO WAIVER. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach
(future or otherwise) by Tenant. A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

                     10.6 PERFORMANCE OF TENANT'S OBLIGATIONS BY LANDLORD. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the rate of the Prime Rate as reported daily by the Wall Street Journal plus 5% (or if said interest rate is violative of any applicable statute or law, then the maximum interest rate allowable) from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.

               11. SECURITY DEPOSIT. On the date hereof, Tenant or Guarantor shall deposit with Landlord a sum equal to $ ____________________________ _____________________________________________________ in cash representing a security deposit against the faithful performance of the terms and conditions contained in this Lease; and monthly after the Reset Date for four (4) months, Tenant or Guarantor shall deposit with Landlord a sum equal to $ _______ _________________________________________________________________ in cash representing additional security deposit against the faithful performance of the terms and conditions contained in this Lease. Landlord shall not be deemed a trustee as to such deposit and shall have the right to commingle any such security deposit with its own or other funds. Interest on any such cash deposit shall be paid by Landlord to Tenant or Guarantor, as applicable, on a quarterly basis in arrears at the average rate earned in such period on Landlord's cash and cash equivalent investments. In the event Tenant has fully complied with the terms of this Lease and no Event of Default exists, the remaining balance of the security deposit shall be returned to Tenant, without interest, within thirty
(30) days after the expiration of the Term provided, however, Landlord shall have the right to retain and expend such remaining balance for cleaning and repairing the Premises if Tenant shall fail to deliver the Premises at the termination or expiration of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession and occupancy of same, ordinary wear and tear only excepted.

               12.   DAMAGE BY FIRE OR OTHER CASUALTY.

                     12.1 RECONSTRUCTION USING INSURANCE. In the event of the damage or destruction of the Premises, Tenant shall forthwith notify Landlord and diligently repair or reconstruct the same to a like or better condition than existed prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be used for the repair or reconstruction of the Premises pursuant to reasonable disbursement controls in favor of Landlord.

If such proceeds are insufficient for such purposes, Tenant shall provide the required additional funds.

               12.2 SURPLUS PROCEEDS. If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the Premises, such surplus shall belong to and be paid to Tenant.

               12.3 NO RENT ABATEMENT. The rent payable under this Lease shall not abate by reason of any damage or destruction of the Premises by reason of an insured or uninsured casualty. Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such damage or destruction.

        13.    CONDEMNATION.

               13.1 COMPLETE TAKING. If during the Term all or substantially all of the Premises is taken or condemned by any competent public or quasi-public authority, then Tenant may, at Tenant's election, made within thirty (30) days of such taking by condemnation, terminate this Lease, and the current Minimum Rent and Additional Rent shall be prorated as of the date of such termination. The award payable upon such taking shall be allocated between Landlord and Tenant as so allocated by the taking authority. In the absence of such allocation by the taking authority, the award shall be allocated as agreed by Landlord and Tenant. Failing such agreement within thirty (30) days after the effective date of such taking, the award shall be allocated between Landlord and Tenant pursuant to the appraisal procedure described on Exhibit "B" attached hereto.

               13.2 PARTIAL TAKING. In the event such condemnation proceeding or right of eminent domain results in a taking of less than all or substantially all of the Premises, the Minimum Rent and Additional Rental thereto shall be abated to the same extent as the diminution in the fair market value of the Premises by reason of the condemnation. Such diminution in the fair market value shall be as agreed between Landlord and Tenant, but failing such agreement within thirty (30) days of the effective date of the condemnation such fair market value will be determined by appraisal pursuant to Exhibit "B" attached hereto. Landlord shall be entitled to receive and retain any and all awards for the partial taking and damage and Tenant shall not be entitled to receive or retain any such award for any reason. Landlord's Investment will be reduced for all purposes under this Lease by reason of any award paid to Landlord under this
Section 13.2.

               13.3 LEASE REMAINS IN EFFECT. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

        14.    PROVISIONS ON TERMINATION OF TERM.

               14.1 SURRENDER OF POSSESSION. To the extent permitted by applicable law, Tenant shall, on or before the last day of the Term, or upon earlier termination of this Lease, surrender to Landlord the Premises (including all patient charts and resident records along with appropriate patient and resident consents if necessary) in good condition and repair, ordinary wear and tear excepted.

               14.2 REMOVAL OF PERSONAL PROPERTY. If Tenant is not then in default hereunder Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all Tenant Personal Property but not the Landlord Personal Property (including the Landlord Personal Property replaced by Tenant or required by the state in which the Premises is located or any other governmental entity to operate the Premises for the purpose set forth in Section 5.3 above). Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. At the end of the Term or upon the earlier termination of this Lease, Tenant shall return the Premises to Landlord with the Landlord Personal Property (or replacements thereof) in the same condition and utility as was delivered to Tenant at the commencement of the Term, normal wear and tear excepted.

               14.3 TITLE TO PERSONAL PROPERTY NOT REMOVED. Title to any of Tenant Personal Property which is not removed by Tenant upon the expiration of the Term shall, at Landlord's election, vest in Landlord; provided, however, that Landlord may remove and dispose at Tenant's expense of any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to the Tenant.

               14.4 MANAGEMENT OF PREMISES. Upon the expiration or earlier termination of the Term, Landlord or its designee may elect, upon written notice to Tenant and to the extent permitted by applicable law, to assume the responsibilities and obligations for the management and operation of the Premises, and Tenant agrees to cooperate fully with Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the facility, and Tenant shall, at the time of any such surrender and to the extent permitted by applicable law, comply with all requests for an orderly transfer of (a) the Applicable Facility license, (b) any Medicare and Medicaid (or any successor program) certifications and (if applicable), and (c) possession of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies of all of Tenant's books and records relating to the Premises and its operations to Landlord.

               14.5 CORRECTION OF DEFICIENCIES. Upon termination or cancellation of this Lease, Tenant shall indemnify Landlord for any loss, damage, cost or expense incurred by Landlord to correct all deficiencies of a physical nature identified by the governmental agency responsible for licensing Facilities in the state in which the Premises is located and/or the governmental agency responsible for administering Medicare or Medicaid payments or any other government agency or Medicare or Medicaid (or any successor programs) providers in the course of the change of ownership inspection and audit.

        15. NOTES AND DEMANDS. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be sent by personal delivery or by either (a) United States certified or registered mail, return receipt requested, postage prepaid, or (b) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

To Tenant:                               To Landlord:
----------                               ------------

__________________________________       __________________________________
c/o Retirement Operators                 610 Newport Center Drive, Suite 1150
Management, Inc.                         Newport Beach, California  92660
1350 Bayshore Highway, Suite 300         Attn:  President and General Counsel
Burlingame, CA 94010                     Facsimile:  (713) 759-6876
Attn:  F. David Carr
Facsimile:  (650) 348-6300

With Copy To:                            With Copy To:
-------------                            -------------

Balanced Care Corporation                Cordray & Goodrich
5021 Louise Drive, Suite 200             3306 Sul Ross
Mechanicsburg, PA  17055                 Houston, Texas   77098
Attn: Legal Department                   Attn:  Howard F. Cordray, Jr.
Facsimile: (717) 796-6150                Facsimile:  (713) 630-0017







With Copy To:
-------------

Kirkpatrick & Lockhart, LLP
1500 Oliver Building
Philadelphia, PA  15222
Attn:  Steven Adelkoff
Facsimile:  (412) 355-6501

With Copy To:
-------------

Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA  94111
Attn:  Barry Graynor
Facsimile:  (415) 951-3699

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be, whether accepted or refused. Any such notice not so given shall deemed given upon receipt of the same by the party to whom the same is to be given. Any party hereto may designate a different address for itself by notice to the other party in accordance with this Section 15. If Tenant is not an individual, notice may be made to any officer, general partner or principal thereof. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

        16. RIGHT OF ENTRY; EXAMINATION OF RECORDS. Landlord and its representative may enter the Premises at any reasonable time after reasonable notice to Tenant for the purpose of inspecting the Premises for any reason, including, without limitation, Tenant's default under this Lease, or to exhibit the Premises for sale, lease or mortgage financing, or posting notices of default, or non-responsibility under any mechanic's or materialman's lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with residents, patients, patient care, or any other of Tenant's operations. During normal business hours and to the extent permitted by applicable law, Tenant will permit Landlord and Landlord's representatives, inspectors and consultants to examine all contracts, books and records relating to Tenant's operations at the Premises, whether kept at the Premises or at some other location, including, without limitation, Tenant's financial records.

         17. LANDLORD MAY GRANT LIENS. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 17, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the Premises, or any portion thereof or interest therein (including this Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Any such Encumbrance shall provide that it is subject to the rights of Tenant under this Lease, and shall further provide that so long as no Event of Default shall have occurred under this Lease, Tenant's occupancy hereunder, including, but without limitation, Tenant's right of quiet enjoyment provided in
Section 18, shall not be disturbed in the event any such lienholder or any other person takes possession of the Premises through foreclosure proceeding or otherwise. Upon the request of Landlord, Tenant shall subordinate this Lease to the lien of a new Encumbrance on the Premises; provided, however, if Tenant is not then in default hereunder, then Tenant shall not be required to so subordinate this Lease unless the holder or beneficiary of such Encumbrance executes a nondisturbance agreement in conformity with the provisions of Section 18 hereof.

        18. SUBORDINATION AND NON-DISTURBANCE. (a) Concurrently with the execution and delivery of any fee mortgage entered into after the date hereof, provided that the Tenant executes and delivers an agreement of the type described in the following paragraph, Landlord shall obtain and deliver to Tenant an agreement by the holder of such fee mortgage, pursuant to which, the applicable fee mortgagee (i) consents to this Lease, and (ii) agrees that, notwithstanding the terms of the applicable fee mortgage held by such fee mortgagee, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under or pursuant to such fee mortgage, or any transfer in lieu of foreclosure, (A) Tenant's rights under this Lease shall not be disturbed so long as Tenant is not in default hereunder, nor shall this Lease be terminated or cancelled at any time, except in the event that Landlord shall have the right to terminate this Lease under the terms and provisions expressly set forth herein, (B) BCC's option to purchase the Premises shall remain in force and effect pursuant to the terms of the Master Agreement, and (C) in the event that BCC or its Affiliate elects its option to purchase the Premises and performs all of its obligations hereunder in connection with any such election, the holder of the fee mortgage shall release its fee mortgage upon payment by BCC or its Affiliate of the purchase price required under the Master Agreement.

        (b) At the request from time to time of any fee mortgagee, Tenant shall
(i) subordinate this Lease and all of Tenant's rights and estate hereunder to the fee mortgage held by such fee mortgagee, and (ii) agree that Tenant will attorn to and recognize such fee mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such fee mortgage as Landlord under this Lease for the balance of the Term then remaining. To effect the intent and purpose of the immediately preceding sentence, Tenant agrees to execute and deliver such instruments in recordable form as are reasonably requested by Landlord or the applicable fee mortgagee; provided, however, that such fee mortgagee simultaneously executes, delivers and records a written agreement of the type described in Section 18(a) above.

        19. QUIET ENJOYMENT. So long as there is no Event of Default by Tenant, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant (excepting, however, intrusion of Tenant's quiet enjoyment occasioned by condemnation or destruction of the property as referred to in Sections 12 and 13 hereof).

        20. EASEMENTS, ETC. Landlord will, from time to time, at the request of Tenant and at Tenant's cost and expense, but subject to the approval of Landlord (a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Premises, (c) dedicate or transfer unimproved portions of the Premises for road, highway or other public purposes, (d) execute petitions to have the Premises annexed to any municipal corporation or utility district,
(e) execute amendments to any covenants and restrictions affecting the Premises, and (f) execute and deliver to any person such instruments as may be necessary or appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Premises). Along with any such request, Tenant shall deliver to Landlord an Officer's Certificate stating (and such other confirming information as Landlord may reasonably require) that such grant, release, dedication, transfer, petition or amendment has no adverse effect on the intended use of the Premises and does not reduce the value thereof.

        21. APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the internal laws of the state in which the Premises is located without regard to the conflict of laws rules of such State.

        22.    PRESERVATION OF GROSS REVENUES.

               22.1 Tenant acknowledges that a fair return to Landlord on its investment in the Premises is dependent, in part, on the concentration on the Premises during the Term of the Facility business of Tenant and its Affiliates in the geographical area of the Premises. Tenant further acknowledges that the diversion of residents and/or patient care activities from the Premises to other facilities owned or operated by Tenant or its Affiliates at or near the end of the Term will have a material adverse impact on the value and utility of the Premises.

                     22.1.1 Therefore, Tenant agrees that during the Term, and for a period of one (1) year thereafter, neither Tenant nor any of its Affiliates shall, without the prior written consent of Landlord, operate, own, participate in or otherwise receive revenues from any other facility or institution providing services or similar goods to those provided on or in connection with the Premises and the permitted use thereof as contemplated under this Lease, within a five (5) mile radius of the Premises;

               provided, however, that the provisions of this Section 22.1.1 shall not apply to the operation or ownership of any licensed skilled nursing facility or licensed acute care hospital facility.

                      22.1.2 In addition, Tenant hereby covenants and agrees that for a period of one (1) year following the expiration or earlier termination of this Lease, neither Tenant nor any of its Affiliates shall, without prior written consent of Landlord, solicit for hire, engage or otherwise employ any management or supervisory personnel working on or in connection with the Premises and not also working at any other facility owned or operated by BCC or any Affiliate of BCC.

               22.2 Except as required for medically appropriate reasons, prior to and for a period of one (1) year after Lease termination, neither Tenant nor any of its Affiliates will recommend or solicit the removal or transfer of any resident or patient from the Premises to any other assisted living, senior housing, or retirement housing facility; provided, however, the provisions of this Section 22.2 shall not apply to the removal or transfer of a resident or patient to a licensed skilled nursing facility or licensed acute care hospital facility.

               22.3 Tenant hereby specifically acknowledges and agrees that the temporal, geographical and other restrictions contained in this Section 22 are reasonable and necessary to protect the business and prospects of Landlord, and that the enforcement of the provisions of this Section 22 will not work an undue hardship on Tenant. Tenant further agrees that in the event either the length of time, geographical or any other restrictions, or portion thereof, set forth in this Section 22 is overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions, but only to the extent necessary, to those which it deems reasonable and enforceable under the circumstances, and the parties agree that the restrictions of this Section 22 will remain in full force and effect as reduced or modified. Tenant further agrees and acknowledges that Landlord does not have an adequate remedy at law for the breach or threatened breach by Tenant of the covenants contained in this
Section 22, and Tenant therefore specifically agrees that Landlord may, in addition to other remedies which may be available to Landlord hereunder, file a suit in equity to enjoin Tenant from such breach or threatened breach, without the necessity of posting any bond. Tenant further agrees, in the event that any provision of this Section 22 is held to be invalid or against public policy, the remaining provisions of this Section 22 and the remainder of this Lease shall not be affected thereby.

        23.     HAZARDOUS MATERIALS.

                23.1 HAZARDOUS MATERIAL COVENANTS. Tenant's use of the Premises shall comply with all Hazardous Materials Laws. In the event any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws or if Tenant has received any Hazardous Materials Claim against the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord's approval of the remediation plan (which approval shall not be unreasonably withheld or delayed), remedy any such problem to the satisfaction of Landlord and all applicable governmental authorities, in accordance with all Hazardous Materials Laws and good business practices.

               23.2 TENANT NOTICES TO LANDLORD. Tenant shall immediately advise Landlord in writing of:

                       23.2.1 any Environmental Activities in violation of any Hazardous Materials Laws;

                       23.2.2 any Hazardous Materials Claims against Tenant or the Premises;

                       23.2.3 any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about the Premises in violation of any Hazardous Materials Laws;

                       23.2.4 Tenant's discovery of any occurrence or condition on or in a one (1) mile radius of the Premises that materially increase the risk that the Premises will be exposed to Hazardous Materials; and

                       23.2.5 all communications to or from Tenant, any governmental authority or any other person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to the Premises, including copies thereof.

               23.3 EXTENSION OF TERM. Notwithstanding any other provision of this Lease, in the event any Hazardous Materials are discovered on, under or about the Premises in violation of any Hazardous Materials Law, the Term shall be automatically extended and this Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action or monitoring, as approved by Landlord, in accordance with all Hazardous Materials Laws, or the date specified in a written notice from Landlord to Tenant terminating this Lease (which date may be subsequent to the date upon which the Term was to have expired).

               23.4 PARTICIPATION IN HAZARDOUS MATERIALS CLAIMS. Landlord shall have the right, at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and costs) and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

               23.5 ENVIRONMENTAL ACTIVITIES shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Premises or located on or present on or under the Premises. Nothing contained in the foregoing or elsewhere in this Section 21 is intended to, nor shall it, limit the liability of Tenant, if any, to Landlord with respect to any representation or warranty given to Landlord with respect to Hazardous Materials or environmental matters generally as set forth in the Purchase Agreement.

               23.6 HAZARDOUS MATERIALS shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Premises or to persons on or about the

Premises or cause the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards; (f) radon gas in excess of permissible state or federal guidelines; (g) underground storage tanks which pose a hazard to the property or to persons on or about the Property or cause the Property to be in violation of any Hazardous Materials Laws; and (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

                23.7 HAZARDOUS MATERIALS CLAIMS shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.


                23.8 HAZARDOUS MATERIALS LAWS shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, underground storage tanks, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

          24. ASSIGNMENT AND SUBLETTING. (a) Tenant shall not, without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion, voluntarily or involuntarily assign, mortgage, encumber or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. For the purposes of this Lease, the following, without limitation, shall be considered an assignment of this Lease by Tenant: (i) a management or similar agreement (other than any such agreement between Tenant and BCC or an Affiliate of BCC), and (ii) any Change in Control (as such term is defined in
Section 10.1.6 hereof) of Tenant. Any of the foregoing acts without such consent shall be void but shall, at the option of Landlord in its sole discretion, constitute an Event of Default giving rise to Landlord's right, among other things, to terminate this Lease. Without limiting the foregoing, this Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law without the prior written consent of Landlord which may be withheld at Landlord's sole discretion. Notwithstanding the foregoing, Tenant may without Landlord's consent assign this Lease or sublet all (but not less than all) of the Premises thereof to an Affiliate of Tenant or Guarantor, provided that such Affiliate fully assumes the obligations of Tenant under this Lease, BCC has approved such assignment in writing, Tenant remains fully liable under this Lease, Guarantor remains fully liable with respect to its guaranty of this Lease, the use of the Premises remains unchanged, and no such assignment or sublease shall be valid and no such Affiliate shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises or any part thereof on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

        (b) If no Event of Default exists under this Lease and no event of default exists under the Master Agreement, the Development Agreement, the Deposit Pledge Agreement, or the Working Capital Assurance Agreement, then notwithstanding the provisions of Section 10.1.6 above or Section 24(a) above to the contrary, Tenant shall have the right, and Landlord hereby consents, to the transfer, assignment or sale to either BCC or an Affiliate of BCC of all the outstanding equity interests of Tenant pursuant to the Option Agreement or all of the assets of Tenant pursuant to the Asset Purchase Option (as defined in the Shortfall Funding Agreement); provided, however, should such purchase be made by an Affiliate of BCC, BCC shall provide to Landlord a guaranty in form and substance satisfactory to Landlord of all obligations of the successor Tenant under this Lease; and provided, further, that BCC must give Landlord thirty (30) days prior written notice of any such transfer, assignment or sale (without any obligation for BCC to obtain Landlord's approval of any such transfer). In such event, the initial Tenant and any guarantor of such Tenant's obligations to Landlord (exclusive of BCC or a BCC Affiliate) shall be relieved of all liability and obligations hereunder and to Landlord, and Landlord shall look solely to BCC (and, if applicable, the BCC Affiliate acting as Tenant hereunder) for the satisfaction of all such obligations owed to Landlord.

        25. IDEMNIFICATION. To the fullest extent permitted by law, Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense loss, costs, deficiency, fine, penalty, or damage (including, without limitation, punitive or consequential damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Lease (including, without limitation, the breach by Tenant of any of its obligations hereunder), the Premises, or the operations of Tenant on the Premises, including, without limitation, all Environmental Activities on the Premises, all Hazardous Materials Claims (including, without limitation, any Claims arising out of any Environmental Activities described in the "PHASE I REPORT", as defined in the Purchase Agreement) or any violation by Tenant of a Hazardous Materials Law with respect to the Premises. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give Tenant notice of the matter. Tenant shall defend Landlord against such matter at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and costs) with legal counsel reasonably satisfactory to Landlord. Landlord may elect to defend the matter with its own counsel at Tenant's expense.

        26. HOLDING OVER. If Tenant shall for any reason remain in possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental each month, one hundred fifty percent (150%) of the aggregate of the monthly Minimum Rent payable with respect to the last Lease Year plus Additional Rent allocable to the month, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, nor shall anything contained herein be deemed to limit Landlord's remedies pursuant to this Lease or otherwise available to Landlord at law or in equity.

        27. ESTOPPEL CERTIFICATES. Tenant or Landlord, as applicable, shall, at any time upon not less than five (5) days prior written request by the requesting party, execute, acknowledge and deliver to the requesting party or its designee a statement in writing, executed by an officer or general partner of Tenant or Landlord (as applicable), certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which Minimum Rent, Additional Rent and additional charges hereunder have been paid, (c) that no default by either Landlord or Tenant exists hereunder or specifying each such default, and (d) as to such other matters as the requesting party may reasonably request.

        28. CONVEYANCE BY LANDLORD. If Landlord or any successor owner of the Premises shall convey the Premises in accordance with the terms hereof, Landlord or such successor owner shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Premises and all such future liabilities and obligations shall thereupon be binding upon the new owner.

        29. ACCESS TO RECORDS. To the extent required by applicable law and until the expiration of four (4) years after the furnishing of services pursuant to this Lease, the Landlord shall make available (and, if Landlord carries out any of the duties under this Lease on behalf of Landlord or Tenant through a subcontract with a related organization, and such subcontract has a value or cost of Ten Thousand Dollars [$10,000.00] or more during any twelve [12] month period, then such subcontract shall contain a clause to the effect that the applicable subcontractor shall make available) the books, documents and records of the Landlord (or such subcontractor) that are necessary to verify the nature and extent of such costs in connection with said services, upon request by the Secretary of Health and Human Services, the U.S. Comptroller General, or their respective duly authorized representatives.

        30. WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive any rights to trial by jury in any action, proceedings or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including, without limitation, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Premises, or any claim of injury or damage relating to the foregoing or the enforcement of any remedy hereunder.

        31. ATTORNEYS' FEES. If Landlord or Tenant brings any action to interpret or enforce this Lease, or for damages for any alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

        32. SEVERABILITY. In the event any part or provision of the Lease shall be determined to be invalid or unenforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

        33. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

        34. BINDING EFFECT. Subject to the provisions of Section 24 above, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors in interest and assigns.

        35. WAIVER AND SUBROGATION. Landlord and Tenant hereby waive to each other all rights of subrogation which any insurance carrier, or either of them, may have as to the Landlord or Tenant by reason of any provision in any policy of insurance issued to Landlord or Tenant, provided such waiver does not thereby invalidate the policy of insurance.

        36. MEMORANDUM OF LEASE. If requested by Landlord or Tenant, then Landlord and Tenant shall execute a memorandum of lease in which reference to this Lease shall be made, in form suitable for recording under the laws of the state in which the Premises is located. Tenant shall pay all costs and expenses of preparing and recording such memorandum of this Lease.

        37. INCORPORATION OF RECITALS AND ATTACHMENTS. The recitals and exhibits, schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.

        38. TITLES AND HEADINGS. The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

        39. USURY SAVINGS CLAUSE. The parties intend that their relationship be that of lessor and lessee only. Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant, nor shall this Lease be deemed to be a partnership or venture agreement between Landlord and Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

        40. JOINT AND SEVERAL. If more than one person or entity is the Tenant hereunder, the liability and obligations of such persons or entities under this Lease shall be joint and several.

        41. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the obligations, representations, warranties and covenants of Tenant under this Lease shall survive the expiration or earlier termination of the Term, including, without limitation, Tenant's obligations to pay rent and other sums under this Lease following the occurrence of an Event of Default and the termination of this Lease pursuant to Section 10.2.2 above.

        42. INTERPRETATION. Both Landlord and Tenant have been represented by counsel and this Lease has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

        43. SUBSTITUTION OF PROPERTY FOR THE PREMISES. Substitution of Property for the Premises. In the event Landlord accepts an offer by Tenant to substitute other property for the Premises, and provided that no Event of Default shall have occurred and be continuing, Tenant shall have the right (subject to such conditions as Landlord may reasonably require, and upon notice to Landlord) to substitute one or more properties (collectively referred to as "SUBSTITUTE PROPERTIES" or individually as a "SUBSTITUTE PROPERTY") for the Premises on a monthly payment date specified in such notice (the "SUBSTITUTION DATE") occurring not less than ninety (90) days after receipt by Landlord of such notice. The notice shall be in the form of an Officer's Certificate and shall specify the reason(s) for the proposed substitution and the proposed Substitution Date. Notwithstanding anything contained herein to the contrary, any substitution for the Premises shall require the prior written consent of Landlord which shall be within the sole discretion of Landlord.

Executed as of the date indicated above.

                                TENANT:

                                ___________________________________
                                a Delaware limited liability company

                                By:  Elder Care Operators, LLC, a Delaware
                                     limited liability company, its Manager and
                                     authorized representative

                                     By:
                                        ------------------------------------

                                     Name:
                                          ----------------------------------

                                     Title:
                                           ---------------------------------

                                     Its Authorized Representative

                                LANDLORD:

                                ___________________________________
                                ______________________


                                By:
                                   -----------------------------------------